SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

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Maple Mountain Explorations Inc.

(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

Maple Mountain Explorations Inc.

507-1313 East Maple Street, Suite #201

Bellingham WA 98225

(360) 824-6463

To the Stockholders of Maple Mountain Explorations Inc.:

Notice is hereby given to holders of common stock (the “Common Stock”) of Maple Mountain Explorations Inc., a Nevada corporation (the “Company”) that the Board of Directors of the Company have sought stockholder approval for the adoption of a stock option plan (the “2007 Plan”).

The Board of Directors approved the 2007 Plan on May 24, 2007, subject to stockholder approval. The 2007 Plan will be approved, not less than twenty days following the mailing of this Information Statement to shareholders of record on the Record Date (as defined herein), by written consents in lieu of a meeting executed by the holders of a majority of the outstanding shares of Common Stock in accordance with the provisions of the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the 2007 Plan.

The 2007 Plan is expected to become effective on or about June30, 2007 (the “Effective Date”).

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors have fixed the close of business on May 25, 2007 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about June 12, 2007 to all stockholders of record as of the Record Date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

Table of Contents

Description of the Company	1
Directors and Executive Officers of the Company	2
Principal Shareholders and Security Ownership of Management	4
Adoption of the Stock Option Plan	5
Dissenters Rights	8
Financial and Other Information	8
Signature	9

DESCRIPTION OF THE COMPANY

Maple Mountain Explorations Inc. was incorporated in the State of Nevada on April 14, 2006 to engage in the acquisition, exploration and development of natural resource properties. We are an exploration stage company with no revenues or operating history. The principal executive offices are located at #507, 1313 East Maple Street, Suite 201, Bellingham, WA 98225. The telephone number is (360) 824-6463.

We received our initial funding of $7,000 through the sale of common stock to our officer who purchased 1,000,000 shares of our common stock at $0.007 per share on April 14, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (April 14, 2006) through the year ended April 30, 2006 report no revenues and a net loss of $590. Our independent auditor has issued an audit opinion for Maple Mountain Explorations Inc., in our SB-2, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been staked and we hired a professional mining engineer to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property, known as the Maple Mountain Mineral Claim may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Our plan of operation for the next twelve months is to complete the first two phases of the exploration program on our claim consisting of geological mapping, soil sampling, rock sampling, magnetometer survey and trenching. In addition to an additional $31,906 we anticipate spending for Phase 1 and 2 of the exploration program as outlined below (a $10,000 deposit has already been paid), we anticipate spending an additional $4,000 on professional fees, including fees payable in connection with compliance with reporting obligations and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $35,000, which is the amount of our cash on hand.

We do not intend to purchase any significant property or equipment, nor incur any significant changes in employees during the next 12 months. For the period from inception to January 31, 2007, we had no revenues and incurred net operating losses of $11,583, consisting of general and administrative expenses primarily incurred in connection with the preparation and filing of our SB-2 Registration Statement and the acquisition of our mining claim and geology report.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table and text sets forth the names and ages of all directors, executive officers and significant employees of our company as of the Record Date. All of the directors serve until the next annual meeting of our shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of shareholders. Also provided is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Directors, executive officers and other significant employees:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Marvin Wosk	Director, President, CEO, Secretary, Treasurer and CFO	77	April 14, 2006
Pacharee Soonthornsawad	Director	31	April 14, 2006
David Moss	Director	37	May 23, 2007
Alan Gelfand	Director	47	May 23, 2007

The backgrounds and experience of our company’s directors, executive officers and other significant employees are as follows:

Marvin Wosk

Mr. Wosk has been President, CEO, Treasurer, CFO, Secretary and a Director of the Company since inception. From January 1997 to present he has worked part time as a gaming consultant including work on a proposal for a gaming joint venture with the British Columbia government which did not come to fruition, as well as doing a study and report on gaming for the British Columbia Lottery Corporation. From October 2003 to November 2004 he was an officer and director of Starsoft Inc., a Nevada corporation that was traded publicly at first on the Pink Sheets and later on the Over-the-Counter Bulletin Board. Mr. Wosk had taken over as President of the Company when it was a dormant shell company and successfully completed a reorganization and merger. During the 1960's and 1970's he also acted as an officer and director of several publicly traded, Canadian mining and exploration companies that traded on the Vancouver Stock Exchange which included Groton Minerals, Nationwide Mining & Exploration, Noland Mines, and Grouse Creek Gold Mines.

DR. PACHAREE SOONTHORNSAWAD

Dr. Soonthornsawad has been a Director since inception. From February 2006 to the present, she has practiced dentistry at Bangkok General Hospital located in Bangkok, Thailand. From December 2004 to the present, she has practiced dentistry at Bumrungrad International, a world renowned hospital located in Bangkok, Thailand. From May 2005 to December 2006 she practiced dentistry at Bangkok Nursing Home Hospital. From November 2004 to the present, she is a part-time clinical instructor at the operative department, faculty of dentistry, Chulalongkorn University located in Bangkok, Thailand. From August 2004 to December 2005, she practiced dentistry at Dental Hospital, a private specialist dental hospital located in Bangkok, Thailand. From October 2004 to February 2005, she was a part-time clinical instructor at the operative department, faculty of dentistry, Mahidol University located in Bangkok, Thailand. From August 2001 to June 2004 she was a teaching assistant at the operative department, school of dentistry, University of North Carolina located in Chapel Hill, North Carolina. From April 1998 to March 2000, she was an instructor and clinician at the restorative department, faculty of dentistry, Chiangmai University, Chiangmai, Thailand. From April 1998 to March 1999 she practiced dentistry at the special care clinic, faculty of dentistry, Chiangmai University, Chiangmai, Thailand.

Dr. Soonthornsawad attended Mahidol University in Bangkok, Thailand and received a Doctor of Dental Surgery degree in 1998 as well as completing a graduate diploma program in clinical science in operative dentistry in 2001. She attended the University of North Carolina in Chapel Hill, North Carolina and received a Master of Science degree in operative dentistry in 2004. She is a certified Dentist in Thailand and is a member of the Thai Dental Council, the Thai Dental Association, the Operative Dentistry Association of Thailand, and the Thai Prosthodontic Association.

David Moss

Mr. Moss is a Managing Director and co-founder of Aegis Equity, LLC, a corporate finance and strategic advisory firm based in San Diego and Santa Monica, California. Mr. Moss has founded, funded and taken public various companies in a variety of industries since 1995. Prior to starting Aegis, Mr. Moss served as Managing Director, Corporate Finance, for Jesup & Lamont Securities, where he advised companies on corporate strategy, financings, and business development. Prior to Jesup & Lamont, Mr. Moss was Chief Business Officer and V.P. of Corporate Development for a privately held biotechnology firm. Previously, Mr. Moss served as Managing Partner at a Seattle-based venture capital firm, The Phoenix Partners. Mr. Moss holds an MBA from Rice University and a B.A. in Economics from the University of California, San Diego.

Alan Gelfand

Mr. Gelfand has served as a director of American Oil and Gas, Inc. since its inception in December, 2002 where he sits on the audit and compensation committee. Prior to becoming a director of the Company, Mr. Gelfand was a stockbroker from 1987 until December 2002. He graduated from Simon Fraser University with a Bachelor of Business Administration in 1982.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Beneficial Ownership

As used in this section, the term “beneficial ownership” with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

As of the Record Date, we had a total of 3,500,000 shares of Common Stock ($0.001 par value per share) issued and outstanding.

As of the Record Date, no person known to us was the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of our company except the following:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class [1]
Marvin Wosk #2103-6055 Nelson Ave Burnaby, BC V5H 4L4	1,000,000 common shares	28.5%

1. Based on 3,500,000 shares of Common Stock outstanding as of the Record Date and, as to a specific person, shares issuable pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options

The following table lists, as of the Record Date, the number of common shares beneficially owned, and the percentage of our shares of Common Stock so owned, by each director and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Marvin Wosk	1,000,000 common shares	28.5%
Pacharee Soonthornsawad	None	0%
David Moss	None	0%
Alan Gelfand	None	0%

1. Based on 3,500,000 shares of Common Stock outstanding as of the Record Date and, as to a specific person, shares issuable pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options

ADOPTION OF THE STOCK OPTION PLAN

On May 24, 2007, our Board of Directors adopted the 2007 Stock Option Plan (the “2007 Plan”) and directed that it be presented to the shareholders for their approval and adoption. The majority shareholders were asked to consider and approve the adoption of the 2007 Plan. The following is a general description of certain features of the 2007 Plan.

Purpose of the 2007 Stock Option Plan/Material Features

The 2007 Plan provides for the granting to our directors, officers, full-time employees and consultants of stock options to purchase up to 1,140,000 shares of Common Stock. The purpose of the 2007 Plan is to ensure that our company retains the services of valued key directors, officers, employees and consultants, and to encourage such people to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our stockholders. The 2007 Plan also serves as an aid and inducement in the attracting and hiring of new directors, officers, employees and consultants as needed.

Plan Administrator

The 2007 Plan will initially be administered by our Board of Directors, except that the Board may, at its discretion, establish a committee comprised of two (2) or more members of the Board or two (2) or more other persons to administer the 2007 Plan (the “Plan Administrator”).

Eligible Participants

Incentive stock options (those stock options that qualify under Section 422 of the Internal Revenue Code of 1986 (“the “Code”)) may be granted to any individual who is, at the time of the grant, an employee of the Company or its subsidiaries. Non-qualified stock options (those options that do not qualify under Section 422 of the Code) may be granted to employees and other people, including directors and officers of our company or our subsidiaries.

Material Terms of Stock Options Granted Pursuant to the 2007 Plan

No stock options have been granted pursuant to the 2007 Plan. Any stock options granted pursuant to the 2007 Plan will be evidenced by a written agreement (a “Stock Option Agreement”), each of which will be approved by the Plan Administrator. Each Stock Option Agreement will state, among other things, the following:

1.	the number of Common Shares which can be acquired on exercise of the Stock Option;
2.	the date of grant and expiry of the stock option;
3.	the exercise price of the stock option; and
4.	the vesting schedule of the stock options, if any.

Duration and Expiry of Stock Options

Stock options granted under the 2007 Plan will expire on the dates determined by the Plan Administrator but shall expire on a date which is not later than five (5) years from the date of grant of the stock option. Specifically, stock options granted to a greater-than-ten-percent shareholder of our company shall expire on a date which is not later than five (5) years from the date of grant.

Vesting of Options and Determination of Exercise Price

The Plan Administrator may determine the time during which any stock options may vest and the method of vesting of such stock options. The Plan Administrator shall act in good faith to establish the exercise price in accordance with all applicable laws, including:

1.	the per share exercise price for an incentive stock option will not be less than the fair market value per Common Share at the date of grant;
2.

with respect to incentive stock options granted to greater-than-ten percent shareholders of the Company, the exercise price per share will not be less than one hundred ten percent (110%) of the fair market value per Common Share at the date of grant;

3.	the per share exercise price for non-qualified stock options will be the price established by the Plan Administrator acting in good faith; and
4.

options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

Termination of Options

Unless otherwise determined by the Plan Administrator, a stock option will terminate (among the other ways in which it may be terminated as set forth in the 2007 Plan) upon the occurrence of the first of the following events:

1.	the expiration of the stock option;
2.	the date of an optionee’s termination of employment or contractual relationship with the Company for cause (as determined by the Plan Administrator acting reasonably);
3.

the expiration of three (3) months from the date of an optionee’s termination of employment or contractual relationship with the Company for any reason whatsoever other than cause, death or disability;

4.	the expiration of one year (1) from termination of an optionee’s employment or contractual relationship by reason of death or disability; or
5.	three (3) months from the date the optionee ceases to serve as a director of the Company, if applicable.

Transferability of Options

Stock options granted under the 2007 Plan are non-transferable other than by will or by applicable laws of descent and distribution.

Exercise of Options

Stock options are exercisable in full or in part, at any time after vesting, until termination of the stock option.

Federal Tax Consequences

Non-Qualified Stock Options

The grant of non-qualified stock options under the 2007 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the excess, if any, of (1) the fair market value of the Shares of Common Stock acquired as of the exercise date, over (2) the exercise price. The tax basis of these Shares of Common Stock for purposes of a subsequent sale includes the non-qualified option price paid and the ordinary income reported on exercise of the non-qualified stock option. The income reportable on exercise of a non-qualified stock option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction for its taxable year within which the optionee recognizes compensation income in the amount reportable as income by the optionee on the exercise of a non-qualified stock option.

Incentive Stock Options (qualified under Section 422 of the Code)

In general, an optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the excess of the fair market value on the date of exercise of the Shares of Common Stock received over the exercise price of the stock option is treated as an item of adjustment for the purpose of calculating alternative minimum taxable income.

If the optionee has held the shares of Common Stock acquired upon exercise of an incentive stock option for at least two years after the date of grant, and for at least one year after the date of exercise, upon disposition of the shares of Common Stock by the optionee, the difference (if any) between the sales price of the Shares of Common Stock and the exercise price of the stock option is treated as long-term capital gain or loss. If the optionee does not satisfy these incentive stock option holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares of Common Stock, generally in an amount equal to the excess of the fair market value of the shares of Common Stock at the time the stock option was exercised over the exercise price of the stock option. The balance of the gain realized (if any) will be long-term or short-term capital gain, depending on the holding period. If the optionee sells the shares of Common Stock prior to the satisfaction of the incentive stock option holding period requirements, but at a price below the fair market value of the shares of Common Stock at the time the stock option was exercised, the amount of ordinary income is limited to the amount realized on the sale over the exercise price of the stock option.

In order for the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be an employee (within the meaning of section 422 of the Code) of the Company or one of its subsidiaries from the date the incentive stock option is granted through the date three months before the date of exercise (one year before the date of exercise in the case of an optionee who is terminated due to disability).

DISSENTERS RIGHTS

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to our adoption of the 2007 Plan.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, you may refer to the Company’s Forms 10-QSB and SB-2, filed with the SEC. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov or by calling the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

June 11, 2007

MAPLE MOUNTAIN EXPLORATIONS INC.

By:	/s/ Marvin Wosk
Marvin Wosk, President and Director